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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-38004, 333-59604, 333-59704, 333-59704-01,
333-59704-02, 333-59870, and 333-77603), and Form S-8 (File Nos. 333-26813,
333-26823, 333-26831, 333-31060, 33-46519, 33-49956, 33-51851, 33-52100,
33-57553, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, and 333-94719)
of El Paso Corporation of our report dated March 22, 2001, relating to the combined financial statements and the combined financial statement schedule, which appear in this Current Report on Form 8-K/A.

PricewaterhouseCoopers LLP

Houston, Texas
May 16, 2001